UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2022 (December 31, 2021)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2525 West End Avenue, Suite 950 Nashville, Tennessee 37203
(Address of Principal Executive Offices) (Zip Code)
(615) 255-0068
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	CPIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement
On December 31, 2021, Cumberland Pharmaceuticals Inc. (the “Company” or “Cumberland”) signed and entered into a definitive agreement (the “Agreement”) to acquire the U.S. rights to SANCUSO® (the “Product”) from Kyowa Kirin, Inc. (“Kyowa Kirin” or “Sellers”). Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the delivery of high-quality, prescription brands designed to improve patient care. Kyowa Kirin, Inc. is a global specialty pharmaceutical company that strives to create and deliver novel medicines with life-changing value.
SANCUSO® is the first and only FDA-approved prescription patch for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment. The active drug in SANCUSO®, granisetron, slowly dissolves in the thin layer of adhesive that sticks to the patient’s skin and is released into their bloodstream over several days, working continuously to prevent chemotherapy-induced nausea and vomiting (CINV).
Under the terms of the Agreement, Cumberland acquired the U.S. rights to SANCUSO® and assumed full commercial responsibility for the product – including its marketing, promotion, distribution, manufacturing and medical support activities. Net sales of the brand in the U.S. were over $14 million in 2020.
The financial terms of the acquisition included a $13.5 million payment to Kyowa Kirin upon closing, up to $3.5 million in milestones and tiered royalties ranging from 10% to 5% on U.S. net product sales for ten years. Kyowa Kirin will retain international rights, continuing to deliver the product to address oncology patients’ needs throughout the rest of the world.
The Agreement contains customary representations, warranties and covenants, as well as indemnification provisions.
The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Agreement, dated as of December 31, 2021, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets
On January 3, 2022, Cumberland completed the purchase (the “Transaction”) from Kyowa Kirin pursuant to which the Company acquired the U.S. rights from Sellers assets related to the marketing, promotion, distribution, manufacturing and medical support for SANCUSO® as it relates to the Agreement signed by Cumberland and the Sellers dated December 31, 2021.
Upon closing the Transaction, Cumberland paid an initial payment of $13.5 million to Sellers. Cumberland used funds from its Revolving Credit Loan with Pinnacle Bank to fund the initial payment. The remainder of the purchase price will be paid to Sellers through milestone payments up to $3.5 million and tiered royalties up to 10% on future U.S. net sales of the Product.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference insofar as it relates to the Transaction.

Item 7.01 Regulation FD Disclosure
On January 4, 2022, Cumberland issued a press release announcing the Agreement to acquire the U.S. rights to SANCUSO® from Kyowa Kirin. A copy of the press release is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in the Item 7.01.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits
(a)    Financial Statements of Business Acquired
Any financial statements to be filed in response to this Item 9.01(a) with respect to the transactions described in Item 2.01 will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)    Pro Forma Financial Information
Any pro forma financial information to be filed in response to this Item 9.01(b) with respect to the transactions described in Item 2.01 will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 4, 2022
2.1*	Asset Purchase Agreement, dated December 31, 2021, by and among Cumberland Pharmaceuticals Inc. and Kyowa Kirin, Inc., +*

*     Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request, provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended for any document so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: January 6, 2022	By:	/s/ John Hamm
John Hamm
Chief Financial Officer